EXECUTION VERSION

EXHIBIT 10.16

THIRD AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of February 19, 2009, between NATUS MEDICAL INCORPORATED, a Delaware corporation (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).

RECITALS

WHEREAS Borrower is currently indebted to Bank pursuant to the terms and conditions of the Amended and Restated Credit Agreement, dated as of November 28, 2007 (as amended, modified or supplemented prior to the date hereof, the “Credit Agreement”), between Borrower and Bank; and

WHEREAS Borrower has informed Bank that it desires to incur additional indebtedness and it desires to receive Bank’s consent to incur such indebtedness; and

WHEREAS Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect such changes;

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrower hereby agree that the Credit Agreement shall be amended as follows; provided that nothing contained herein shall terminate any security interests, guaranties, subordinations or other documents in favor of Bank, all of which shall remain in full force and effect unless expressly amended hereby:

Section 1. Definitions. Each capitalized term used but not otherwise defined herein has the meaning assigned to it in the Credit Agreement.

Section 2. Amendments to Credit Agreement. Subject to Section 3 hereof, the Credit Agreement is hereby amended as follows:

(a) The definition of “Permitted Indebtedness” contained in Section 1.1 of the Credit Agreement is hereby amended to add immediately after paragraph (f) thereof the following:

“; and

(g) that certain letter of credit number NZS635870 issued by Bank in the amount of Eighty Two Thousand One Hundred and Forty-Five Dollars ($82,145) for the benefit of J.P. Morgan Chase, London, pursuant to documentation in form and substance satisfactory to Bank in its sole and absolute discretion.

Section 3. Conditions Precedent. This Amendment, including, without limitation the amendments to the Credit Agreement contained herein, shall become effective as of the date first set forth above (the “Effective Date”) upon satisfaction of all of the conditions set forth in this Section 3 to the satisfaction of Bank; provided that, in the event such conditions are not so satisfied, then this Amendment shall be of no further force and effect:

(a) Bank shall have received each of the following, duly executed and delivered by each of the applicable parties thereto:

(i) this Amendment together with the Consent and Reaffirmation attached hereto;

(ii) the Standby Letter of Credit Agreement, dated as of the date hereof, executed by the Company;

(iii) the Amended and Restated Security Agreement, dated as of the date hereof, executed by the Company in favor of Bank; and

(iv) such other documents as Bank may require under any other Section of this Amendment; and

(b) No Event of Default or event which, with the giving of notice, the lapse of time or both would constitute an Event of Default, shall have occurred and be continuing.

Section 4. Interpretation. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. This Amendment and the Credit Agreement shall be read together, as one document. The Recitals hereto, including the terms defined therein, are incorporated herein by this reference and acknowledged by Borrower to be true, correct and complete.

Section 5. Representations, Warranties and Covenants. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein (as amended hereby) as of the date of this Amendment. Borrower further certifies that as of the date of this Amendment there exists no Event of Default, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute an Event of Default.

Section 6. Further Assurances. Borrower will make, execute, endorse, acknowledge, and deliver any agreements, documents, or instruments, and take any and all other actions, as may from time to time be reasonably requested by Bank to perfect and maintain the validity and priority of the liens and security interests granted to Bank pursuant to the Credit Agreement and the other Loan Documents and to effect, confirm, or further assure or protect and preserve the interests, rights, and remedies of Bank under the Credit Agreement (as amended hereby) and the other Loan Documents.

Section 7. Counterparts. This Amendment may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes. Delivery of an executed counterpart of a signature page of this Amendment by telefacsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

Section 8. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of California.

[Signatures follow on next page.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

NATUS MEDICAL INCORPORATED, a Delaware corporation		WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Steven J. Murphy	By:	/s/ Alicia Kachmarik
Name:	Steven J. Murphy	Name:	Alicia Kachmarik
Title:	Vice President Finance and Chief Financial Officer	Title:	Assistant Vice President

CONSENT AND REAFFIRMATION

Each of the undersigned, a subsidiary of Natus Medical Incorporated (“Borrower”) who has executed a Continuing Guaranty in favor of Wells Fargo Bank, National Association (“Bank”), hereby: (i) consents to the foregoing Third Amendment to Amended and Restated Credit Agreement; (ii) reaffirms its obligations under its respective Continuing Guaranty; (iii) reaffirms the waivers of each and every one of the defenses to such obligations as set forth in such Continuing Guaranty; and (iv) reaffirms that its obligations under such Continuing Guaranty are separate and distinct from the obligations of any other party under the Credit Agreement (as modified by the Third Amendment to Amended and Restated Credit Agreement) and the other Loan Documents.

Dated as of February 19, 2009

GUARANTOR:

NATUS ACQUISITION CORPORATION		NEUROCOM INTERNATIONAL, INC.

By:	/s/ Steven J. Murphy	By:	/s/ Steven J. Murphy
Name:	Steven J. Murphy	Name:	Steven J. Murphy
Title:	Chief Financial Officer	Title:	Chief Financial Officer

CONSENT AND REAFFIRMATION